Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-59618,
333-133194 and 333-121971 on Form S-3, and 333-63101, 333-71990, 333-71992, 333-81134,
333-93193, 333-127890, and 333-127889 on Form S-8 of WPS Resources Corporation, and
Registration Statement Nos. 333-97053 and 333-115405 on Form S-3 and 333-127889-01,
333-71990-01 and 333-63101-01 on Form S-8 of Wisconsin Public Service Corporation of
our report dated May 26, 2006, appearing in this Annual Report on Form 11-K of
Wisconsin Public Service Corporation Employee Stock Ownership Plan for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
June 8, 2006